Exhibit 3.1

“BIOCERES S.A.” CORPORATE BY-LAWS. FIRST: The name of the company is “BIOCERES S.A.” and its legal address is in ROSARIO, Province of SANTA FE. SECOND: The purpose of the Company is to dedicate itself, on its own or through collaborations with third parties or associated to third parties, to the following activities in the country and/or abroad: (1) agricultural: commercialization, production, multiplication, licensing, consignment, purchase, sale, importation, exportation and distribution of: seed, germplasms, biotechnological inventions and any other products, supplies, raw material, technology and knowledge related to agricultural activity; also, all activities related to the exploitation, research, development, production and administration of projects related to biotechnology and/or other technologies related to agricultural products; (2) industrial: research, development, production, elaboration and administration of projects related to synthetic biotechnology and metabolic engineering for the development and research of biological products and/or metabolites for agricultural and industrial use, as well as the selection, identifications, multiplication, commercialization, importation, exportation of such organism and products; (3) services: research and development services in relation to biotechnology platforms and all its fields of application, legal services, administrative and accounting services, human resources, and any other services related to the agricultural and industrial biotechnological industries; and (4) investment: investment in domestic or foreign, mixed or private shares, subscription, purchase or transfer by any stock certificate or other equity and / or securities, formation of subsidiaries, mergers, transformations or other community of interest with other companies domiciled in and / or outside the Republic, strengthening and providing guarantees on behalf of third parties, investment in certificates of time deposit in banks and other financial instruments, such as movable securities representing public and private debt, certificates of participation in financial trusts and trust units of mutual funds, investment of funds in the acquisition of movable goods or immovable goods, investment in assets related to biotechnology and / or technologies relating to food, agriculture and / or health. In order to fulfil its corporate purpose, the Company may conduct all types of transactions and / or acts that are directly or indirectly related to its corporate purpose, be they antecedent, consequence or in connection with the operation of their business, in which cases it shall have full legal capacity in relation to all of them as well as for exercising all actions that might arise, without limitations, other than those arising from the laws or by these by-laws. THIRD: The Company shall last for 50 years counted from its registration in the Public Registry of Commerce. FOURTH: By decision of the Shareholders Meeting, the Company may request the competent authorities to admit all or some classes of shares representing the capital in the stock exchange list and/or domestic and/or foreign stock markets. Insofar as the Company is authorized to make public offering of its shares, the share capital and its evolution shall be presented in the balance sheet of the Company, reporting which increases are registered in the Public Registry of Commerce. FIFTH: The shares representing the capital stock shall be ordinary, they shall have a nominal value of two pesos ($ 2) per share and they shall have right of one vote per share at the shareholders’ meetings of the Company (the “Shareholders Meeting/s”). All shares shall be book-entry shares and they shall be registered in accounts held in the name of their holders in the Company and/or commercial banks and/or investment banks and/or authorized depositary entities as determined by the Board. It is possible to issue global certificates of integrated shares following the requirements of the applicable law. When the global certificates are registered in collective deposit systems, they shall be deemed definitive, negotiable and divisible. SIXTH: The Company may issue future capital increases of amounts of shares equal to the ones in circulation. The corresponding issuance may be delegated to the Board under the terms of art. 188 of Law No. 19.550. Shares may be common or preferential, with or without issuance premium, as determined at the time of issuance. Shares shall have or shall not have a right to vote, shall have or shall not have a right to a preferred pay dividend, be of cumulative nature or not, in accordance to the issuance conditions. If the Company were admitted to the public offering system, its capital stock may be increased by decision of the ordinary Shareholders Meeting without limit. The corresponding registration and publication shall be performed in accordance with the current law; shareholders shall have preference and accretion rights to subscribe for each new issuance of shares in proportion to those already held, and the corresponding legal publications will be made. Pre-emptive and accretion rights may be exercised within the legally applicable terms and may be limited or suspended in accordance with the law. SEVENTH: In accordance with the provisions of Law Nº 26.831, the Shareholders Meeting may approve the issuance of stock options or issue securities convertible into shares, with the possibility of delegating to the Board the setting of the terms and conditions of issuance, the rights granted and the pricing of options and shares . The Board will have broad powers to carry on the issuance of stock options or securities convertible into shares. The corresponding decisions of the Shareholders Meeting and the Board shall be published and recorded. In addition, the provisions in articles 11, 12 and 17 to 27 of Law N° 23.576, if appropriate, shall be applied. Such options may be issued in favour of Board members, managers and employees of the Company and / or in favour of third parties as determined by the respective Shareholders Meeting, which may or may not lead to pre-emptive or accretion subscription rights, as determined by the Shareholders Meeting and as permitted by law. EIGHTH: In case of delay in the integration of capital, the Board is empowered to follow any of the procedures provided by art. 193 of Law 19550. NINTH: The Board shall be in charge of the Company’s administration, which shall be governed by the following guidelines, with the possibility of additionally approving operating regulations for the Board: (1) The Board shall consist of the number of directors established by the Shareholders Meeting, with a minimum of 3 and a maximum of 13 directors elected by the Annual Shareholders Meeting, commissioning the Shareholders Meeting to designate the same or fewer alternate directors. At least 2 (two) directors and 2 (two) alternate directors shall meet the independence requirements established by the relevant regulations in effect, including the regulations of Comisión Nacional de Valores (National Securities Commission); (2) the directors will hold office for a term of 3 (three) fiscal years and they may be re-elected indefinitely; their mandates shall remain valid until the election and acceptance of their replacements; (3) In the first meeting after the directors have been elected or at any other subsequent time, the Board shall choose a President and a Vice President. The Vice President shall replace the President in case of death, absence, impediment or resignation of the latter. The legal representation of the company corresponds to the President and, in case of absence or incapacity, to the Vice President; (4) the Shareholders Meeting shall determine the Directory’s remuneration; (5) the Board shall meet at least every three (3) months or less frequently, if required by any of its members or any member of the Comisión Fiscalizadora (Supervisory Committee) . (6) The quorum for a meeting shall be the absolute majority of the Board and decisions shall be made by a majority of the directors present; the President, or the Vice President in case of his replacement- shall have double vote in case of a tie; and (7) the Board may operate with its directors present or in communication by other means of simultaneous transmission of sound, images or words, counting for the purposes of quorum and majorities both the directors present and those participating remotely. The minutes of these meetings shall be prepared and signed - within five days after the meeting- by the directors and members of the Supervisory Committee present. Those directors participating by other means of simultaneous transmission of sound, images and words may sign through an authorization as indicated in Article 266 of Law Nº 19550. The names of the directors that have participated remotely as well as the transmission media used for communicating with the present members shall be recorded in those minutes. The members of the Supervisory Committee must expressly state the regularity of the decisions taken. The expressions of both the directors present and of those participating remotely and their votes in relation to each resolution shall be recorded in the minutes. Further, the Board meetings may be held outside the jurisdiction of the Company, including abroad. TENTH: The Board shall have the necessary powers to comply with its corporate purpose, for which it is embedded with the broadest legal and statutory powers for the administration of the Company. It has sufficient capacity to perform any acts directly or indirectly related to the corporate purpose, even those stated in articles 1880 and 1881 of the Civil Code and article 9 of the Decree-Law 5.965/63 and other legal provisions. Consequently, it may perform the following acts, among others: (1) manage and decide on the assets of the Company and conduct its business with the broadest powers, both in the country and abroad; (2) decide to set up branches, agendas, representations or correspondent offices in other jurisdictions in the country and/or abroad, assigning capital for them, if required; (3) appoint managers and assistant managers, and if appropriate, delegate the executive part of corporate transactions in one or more managers, who may be directors or not, or to assign special tasks related to the management and administration of the Company; (4) grant general and special powers; (5) promote all civil and criminal legal actions; (6) operate with all kind of banks, finance companies or government and private lenders; and (7) create all kinds of committees, in accordance with clause thirteen herein and ad-hoc committees. The representation of the Company before judicial and / or administrative authorities, as plaintiff, defendant, insolvent party or any other character, in any authority, including the labour court, shall be borne exclusively by the President (or Vice President in exercise of the Presidency ) and / or directors and / or agents appointed by the Board, with general or special character. ELEVENTH: The Directors shall provide a guarantee pursuant to art. 256 of Law No. 19,550 in favour of the Company, for the duration of their term, plus the period of limitation of the individual actions that might be taken against them, which cannot be less than three (3) years after its termination. Each director, as an endorsement of their management, shall provide a minimum guarantee of fifteen thousand pesos ($ 15.000) or the sum established by the current regulations, in accordance with the provisions of the national controller; the guarantee may consist of bonds, government securities, sums in local or foreign currency deposited in financial institutions or securities to the order of the Company, sureties or bank guarantees, surety bonds or liability insurance on behalf of the Company. The Company may procure liability insurance for the directors to cover the risks that are inherent to the performance of their duties. TWELFTH: The Company’s supervision will be performed by the Supervisory Committee, whose work will be in accordance with article 284 and consistent with Law 19950 and its modifications. Members of the Supervisory Committee will hold office for three (3) fiscal years and they shall be independent in accordance with the provisions of the relevant regulations in effect, including the regulations of Comisión Nacional de Valores (National Securities Commission). The remuneration of the members of the Supervisory Committee will be set by Ordinary Shareholders Meeting. In the first meeting after the Ordinary Shareholders Meeting that shall appoint the members of the Supervisory Committee, the members will choose among themselves the President and Vice President. The Supervisory Committee will meet as often as required by the performance of their duties and this Committee shall be validly constituted with the presence of at least two (2) members, either in person and / or in communication by means of simultaneous transmission of sound, images or words. Decisions shall be taken by an absolute majority of votes. In case of a tie vote, the vote of the President decides - or the Vice President in case of replacement. In the absence of one of its members, s/he will be replaced by an alternate member. Resolutions of the Supervisory Committee shall be entered in the respective book and signed by all members participating in the meeting. The members of the Supervisory Committee have the powers and duties assigned to trustees by Law No. 15.550. THIRTEENTH: The Board may establish the committees it deems appropriate for the business of the Company, and shall have the power to appoint their members and their respective Presidents. The members of such committees may authorize another member of the respective Committee to vote on their behalf granting a proxy right through a court, notary or bank. FOURTEENTH: The Company shall have an Audit Committee as per Law Nº 26.831 and the regulations of Comisión Nacional de Valores (National Securities Commission), which shall consist of 3

(three) directors and the same or fewer alternate members, who shall be appointed by the Board from among its members, by a simple majority of its members. The majority of the members shall be independent, according to the criteria set by the relevant regulations in effect, including those of Comisión Nacional de Valores (National Securities Commission) to that effect. The Shareholders Meeting may delegate to the Board the setting of the budget for the Audit Committee. The Audit Committee, in its first session, shall appoint a President and Vice President, who will replace the President in case of absence, impediment, incapacity or death. The Audit Committee shall meet at least once every three months, or less frequently at the request of one of its members. The meetings of the Audit Committee shall be called by the President or Vice President, if appropriate, by certifiable notice given to each member, sent to the address that they reported to the Company when accepting the position. The call must be made known at least 72 (seventy two) hours in advance. The Audit Committee shall work with the presence of the absolute majority of its members, whether in person and / or via communication by means of simultaneous transmission of sounds, images or words. Decisions shall be made as per the vote of the majority of the members participating in the meeting. In case of a tie vote, the vote of the President decides - or the Vice President in case of replacement. In the absence of one of its members, s/he will be replaced by an alternate member. Resolutions of the Audit Committee shall be entered in the respective book and signed by all members participating in the meeting. In the event of remote participation of members, the supervising entity shall place a record of the regularity of the decisions taken by the Audit Committee. The remaining Board members and members of the Supervisory Committee may attend the deliberations of the Audit Committee, with voice but no vote. The debates and powers of the Audit Committee are those indicated in the relevant rules and regulations that were in effect for that purpose. The members of the Audit Committee shall remain in office for the term established by the Board at the time of their appointment and they may be re-elected indefinitely. Once their tenure is completed, the members of the Audit Committee shall continue in office until the appointment of their replacements. The loss of status as director for any reason shall result in his/her automatic removal as a member of the Audit Committee. FIFTEENTH: The Shareholders Meeting, both ordinary and extraordinary, shall be convened in cases provided for by Law Nº. 19.550 and / or by Law Nº 26.831. In the first call, the Shareholders Meeting will be announced through publication in the Boletín Oficial (Official Gazette) of the Province of Santa Fe and in a newspaper of general circulation in Argentina for five (5) days, with no less than twenty (20) calendar days nor more than forty-five (45) calendar days prior to the date set for the meeting, or such other minimum and maximum periods provided for in the relevant legislation. The above mentioned periods shall commence as of the last publication. Notices shall comply with the requirements of Art. 237 of Law No. 19.550, or those determined by applicable regulations. The Shareholders Meeting in the second call may be called concurrently with the Shareholders Meeting on first call, to be held on the same day, an hour after the scheduled time for the first one, or within thirty (30) calendar days after the first call has failed as decided at the time of calls. In the latter case, the publications will be for three (3) days with at least eight (8) days in advance, or as stated in the applicable regulations. With no less than twenty (20) calendar days in advance before the date fixed for holding the Shareholders Meeting (or the anticipation required by applicable law), the Board shall make available to the shareholders at their head office or by electronic media, all relevant information concerning the Shareholders Meeting, the documentation to be considered in that Shareholders Meeting and the directory’s proposals. Until five (5) calendar days before the date of the Ordinary Shareholders Meeting to consider documentation of the fiscal year, shareholders representing at least two percent (2%) of the capital stock may submit, at the headquarters, comments or proposals for the operation of the company businesses corresponding to that year. The Board shall inform shareholders that such comments or suggestions are available at the headquarters or that they may be accessed by any electronic means. The Shareholders Meeting may run with the shareholders present or in communication by other means of simultaneous transmission of sound, images or words, counting for the purposes of quorum and majorities both those present and those participating remotely. Shareholders Meetings held remotely must comply with the applicable regulations of the Comisión Nacional de Valores (National Securities Commission) in relation to the means and conditions necessary to provide security and transparency to the act. SIXTEENTH: The fiscal year ends on 31 December of that year. At that time the Financial Statements are compiled, pursuant to the provisions in force and technical standards in the matter. Realized net profits shall be allocated as follows: 1) 5% up to 20% (twenty percent) of the subscribed capital for the legal reserve fund; (2) for remuneration of the members of the Board and of the Supervisory Committee; (3) for dividends on preferred shares, if any, with priority given to accrued unpaid dividends; and (4) the balance in whole or in part to dividends on common shares, optional reserve funds or provisions or as otherwise determined by the Shareholders Meeting. Dividends must be paid to shareholders in proportion to their respective holdings within one year of approval by the Shareholders Meeting. SEVENTEENTH: The Company shall be dissolved for any of the reasons specified in art. 94 of Law 19.550 and liquidation of the Company shall be commenced by the Board or by the liquidators appointed by the Shareholders Meeting, under the supervision of the Supervisory Committee. After settlement of the debts and obligations of the Company, the remainder, if any, will be distributed among the shareholders in proportion to their respective holdings.